[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10).
Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.
Exhibit 10.8

THIRD AMENDED AND RESTATED IAE ENGINE BENEFITS AGREEMENT
A320NEO AND A321NEO AIRCRAFT (2022, 2023, 2024 AND 2025 DELIVERIES)
THIS THIRD AMENDED AND RESTATED IAE ENGINE BENEFITS AGREEMENT, dated as of June 30, 2022 (this “Agreement”), is among Vertical Horizons, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Borrower”), International Aero Engines, LLC, a Delaware limited liability company (the “Engine Manufacturer” or “IAE”), Bank of Utah, not in its individual capacity but solely as Security Trustee for the Lenders under the Credit Agreement (together with its successors and assigns in such capacity, the “Security Trustee”), and Frontier Airlines, Inc., a Colorado corporation (“Frontier”).
WHEREAS, this Agreement amends and restates in its entirety the Second Amended and Restated IAE Engine Benefits Agreement A321neo Aircraft (2022, 2023 and 2024 Deliveries) dated as of December 28, 2021, among the Borrower, the Engine Manufacturer, the Security Trustee and Frontier;
WHEREAS, pursuant to the Eighth Amended and Restated Credit Agreement, dated as of June 30, 2022 among the Borrower, the Lenders from time to time party thereto, Citibank, N.A., as facility agent, and the Security Trustee (as amended, supplemented or otherwise modified from time to time in accordance with the applicable provisions thereof, the “Credit Agreement”; capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Credit Agreement) the Lenders have agreed to reimburse the Borrower for, and finance further, certain pre-delivery payments made and to be made to Airbus with respect to sixty eight (68) model A320neo and A321neo aircraft to be delivered in 2022, 2023, 2024 and 2025 pursuant to the Assigned Purchase Agreement (as identified in Exhibit 1 of this Agreement, the “Subject Aircraft”);
WHEREAS, the Engine Manufacturer has agreed to supply and Airbus has agreed to install on the Subject Aircraft the engines which are identified for each Subject Aircraft (each, a “Subject Engine” and collectively, the “Subject Engines”);
WHEREAS, pursuant to the Eighth Amended and Restated Mortgage and Security Agreement dated as of June 30, 2022 between the Borrower and the Security Trustee (as amended, supplemented or otherwise modified from time to time in accordance with the applicable provisions thereof, the “Security Agreement”), the Borrower has pledged to the Security Trustee, among other things, all of the Borrower’s right, title and interest in and to the Assigned Purchase Agreement relating to the Subject Aircraft; and
WHEREAS, it is a condition precedent to each Lender’s funding of Loans in respect of the Subject Aircraft under the Credit Agreement to the Borrower that, among other things, the Engine Manufacturer shall have executed and delivered this Agreement;

US-DOCS\119910947.2

[Engine Benefits Agreement A320neo and A321neo]
THEREFORE, in consideration of the payment of [***], and for other good and valuable consideration, the receipt of and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following meaning:
"Assigned Purchase Agreement" has the meaning given to such term in the Credit Agreement.
“Engine Purchase Agreement” means the PW1100G-JM Engine Purchase and Support Agreement by and between the Engine Manufacturer and Frontier.
“Engine Warranties” means the Engine Manufacturer’s PW1100G-JM Engine Warranty and Service Policy, as set forth in Appendix 7 of the Engine Purchase Agreement, and as modified by Section 8.3 of the Engine Purchase Agreement, in the form of Attachment A hereto.
“Permitted Transferee” means the Facility Agent, Citibank, N.A., in its capacity as a Lender, and any other person to whom the Security Trustee intends to transfer the rights granted to it pursuant to this Agreement and who has been approved in writing by IAE (such approval not to be unreasonably withheld or delayed), which transferee may be another Lender, a sub-participant of a Lender, or any of their affiliates; it being understood by the Security Trustee and IAE that it shall only be reasonable for IAE to refuse its approval in respect of any person proposed by the Security Trustee: (i) who is a person to whom it is illegal for IAE to sell an engine or a party with which IAE is prohibited or restricted by applicable law or regulation from doing business; or (ii) who is a special purpose company or similar entity (unless such special purpose company or other entity has been guaranteed to the satisfaction of IAE by an entity that otherwise satisfies the definition of a Permitted Transferee); or (iii) who is a competitor to IAE or its affiliates or shareholders or Raytheon Technologies Corporation or any of its subsidiaries or affiliates, including, without limitation, an engine manufacturer or an airframe manufacturer or an affiliate of any such person; or (iv) who is a person with which IAE, acting reasonably, objects to doing business generally either (A) by reason of the occurrence of a contractual or non-contractual dispute with that person or any of its affiliate(s) or (B) by reason of the default by such person or any of its affiliates in the performance of any obligation owed to IAE under any contract.
2.Provision of Engine Warranties.
2.1The Engine Manufacturer hereby confirms to Frontier, the Borrower and the Security Trustee that (i) if the Security Trustee or a Permitted Transferee takes delivery from Airbus of a Subject Aircraft such Security Trustee or Permitted Transferee, as applicable, will receive the Engine Warranties for the Subject Engines installed on such Subject Aircraft and shall assume and accept all of the rights, obligations, liabilities, exceptions, and limitations with respect to such Engine Warranties with respect to such Subject Engines and (ii) it consents to the collateral assignment by the Borrower to the Security Trustee of its rights under this Agreement, and agrees that the Security Trustee’s rights under Section 2.1(i) and such assignment shall not give rise to any duties or obligations whatsoever on the part of the Security Trustee owing to the

US-DOCS\119910947.2

[Engine Benefits Agreement A320neo and A321neo]
Engine Manufacturer except (i) for the Security Trustee’s agreement that in exercising any right under the this Agreement with respect to such Engines, or in making any claim with respect to such Engines, the terms and conditions of such Engine Purchase Agreement relating to the Engines and the Engine Warranties shall apply to and be binding upon the Security Trustee to the same extent as Frontier and/or the Borrower and (ii) as otherwise expressly provided in this Agreement, including without limitation pursuant to Section 5.2 of this Agreement. In no event shall the Engine Manufacturer have any liability or obligation under the Engine Warranties with respect to an Engine more than once in respect of any particular claim. In exercising any rights under such Engine Warranties or in making any claim with respect thereto, the applicable terms and conditions of the Engine Purchase Agreement, as far as disclosed in Attachment A, shall apply to, and be binding upon the Security Trustee or Permitted Transferee (if applicable).
2.2The Security Trustee acknowledges and agrees, in relation to each Subject Aircraft, that Frontier will continue to have the right to receive any applicable credit or other allowance for the Subject Engines installed on such Subject Aircraft (each of such two Subject Engines, a “Subject Engine Set”) that is available under the Engine Purchase Agreement and the right to exercise any applicable warranties for such Subject Engine Set (or the relevant individual Subject Engine) under the Engine Purchase Agreement until such time as the Security Trustee has served a Step-In Notice in accordance with the Step In Agreement.
3.Provision of Credits
3.1    IAE hereby confirms that the Introductory Assistance Credits, as provided in the table below and as further described below, corresponding with a given Subject Aircraft identified in the such table (such amount, [***], the “Introductory Assistance Credit” or “Credit”) shall be made available by IAE to the Security Trustee or the Permitted Transferee, as the case may be, upon delivery and acceptance of such applicable Subject Aircraft by such person, and subject to Section 3.6 below. The Credit for each Subject Aircraft, and the corresponding Unit Base Price per Subject Engine Set, as provided in the table below, [***]. For the avoidance of doubt, the Introductory Assistance Credits set forth in the table below shall apply solely to the Subject Aircraft.

INTRODUCTORY ASSISTANCE CREDITS FOR SUBJECT AIRCRAFT
EXPRESSED IN [***] UNITED STATES DOLLARS
Subject Aircraft Model	Subject Engine Model	Unit Base Price Per Subject Engine Set	Introductory Assistance Credit Per Subject Aircraft
A320neo	PW1127GA-JM	[***]	[***]
A321neo	PW1133GA-JM	[***]	[***]
A321neo	PW1133G1-JM	[***]	[***]

US-DOCS\119910947.2

[Engine Benefits Agreement A320neo and A321neo]
3.2IAE will issue the Introductory Assistance Credit directly to Airbus and will instruct Airbus, in writing, to credit such Introductory Assistance Credit against the purchase price for the applicable Subject Aircraft. IAE shall be entitled to rely on a notice from the Security Trustee (or the Permitted Transferee, if applicable) that the Security Trustee or such Permitted Transferee is entitled to take delivery of a Subject Aircraft and shall have no liability for any such reliance.
3.3The Security Trustee agrees and, if applicable will cause the Permitted Transferee to agree, that the Credit for any applicable Subject Aircraft shall not vest in Airbus nor be applied toward payment of the purchase price for such Subject Aircraft until acceptance by and delivery of such Subject Aircraft to the Security Trustee or Permitted Transferee, as the case may be; provided that the parties agree that the assignment of the Credit shall occur sufficiently in advance of delivery to allow for timely delivery and shall take final effect at delivery to and acceptance by the Security Trustee or Permitted Transferee of the respective Subject Aircraft. In the event that the Security Trustee or Permitted Transferee does not accept delivery of any Subject Aircraft, the Security Trustee or Permitted Transferee, as applicable, shall have its management team induce Airbus’ management to refund the Credit to IAE.
3.4Frontier hereby acknowledges and agrees that payment of the Credit by IAE in respect of the applicable Subject Aircraft pursuant to this Section 3 of this Agreement will relieve and release IAE of any and all obligations to pay the Credit with respect to such Subject Aircraft under the Engine Purchase Agreement. The parties further agree IAE shall have no liability to any other party, or any Permitted Transferee, for paying a Credit in respect of the applicable Subject Aircraft pursuant to this Section 3 or for relying on any notice provided by the Security Trustee or any Permitted Transferee of its right to take delivery of a Subject Aircraft. Save to the extent expressly provided in this Agreement, all other terms of the Engine Purchase Agreement (including, without limitation, the Engine Warranties) shall continue to apply and shall have full force and effect between the Frontier and IAE.
3.5Each of Frontier, Borrower, the Security Trustee or the Permitted Transferee, as applicable, will ensure its compliance with any, and all, requirements (including but not limited to reporting and approval requirements) of any applicable currency control or other law, rule, or regulation relating to an Introductory Assistance Credit issued under this Agreement.
3.6The Security Trustee acknowledges and agrees that IAE’s obligation to pay the Credit with respect to a Subject Aircraft to be purchased by the Security Trustee or a Permitted Transferee (as provided above) shall be subject to the Security Trustee (or Permitted Transferee, if applicable) providing prior written notice to IAE that the Security Trustee (or Permitted Transferee, if applicable) has exercised its right to purchase such Subject Aircraft pursuant to the Step In Agreement and is entitled to purchase the Aircraft under the Assigned Purchase Agreement (the “Purchase Notice”). IAE shall be entitled to (and Frontier and Borrower hereby authorize IAE to) rely on the information contained in any such Purchase Notice from the Security Trustee (or Permitted Transferee, if applicable). The Security Trustee (or Permitted Transferee, if applicable) shall provide the Purchase Notice to IAE as soon as reasonably practicable after such person has acquired an unfettered right to purchase

US-DOCS\119910947.2

[Engine Benefits Agreement A320neo and A321neo]
such Subject Aircraft under the Step In Agreement. The Security Trustee (or Permitted Transferee, if applicable) is not, and will not, be obligated to purchase any Subject Aircraft or serve any Purchase Notice unless it exercises the right to purchase a Subject Aircraft under the Step In Agreement.
4.Except as otherwise expressly provided in this Agreement, nothing contained in this Agreement shall subject the Engine Manufacturer to any obligation, and nothing contained in this Agreement shall subject the Engine Manufacturer to any liability, in each case to which it would not otherwise be subject under the Engine Purchase Agreement, nor shall anything contained in this Agreement modify in any respect the Engine Manufacturer’s contract rights under the Engine Purchase Agreement. In no event shall the Engine Manufacturer be subject to any multiple or duplicative liability or obligation under the Engine Purchase Agreement or any Engine Warranties. The Engine Manufacturer shall have no obligation to recognize an assignment by Security Trustee of its rights with respect to the Engine Warranties in connection with a transfer of a Subject Engine (i) unless Security Trustee has given the Engine Manufacturer written notice of such assignment and the assignee is a Permitted Transferee, or (ii) if the Engine Manufacturer reasonably believes that is prohibited or restricted by law from dealings with the purported assignee. The Engine Warranties will be kept confidential in accordance with Section 18 of the Credit Agreement. To the extent that there is any inconsistency in the terms of the assignment provided for in the Security Agreement and this Agreement, the terms of this Agreement shall govern.
5.Representations and Warranties.
5.1 The parties hereby represent and warrant as follows:
5.1.1The Engine Manufacturer hereby represents and warrants to the Security Trustee that, as of the date hereof, (a) the Engine Manufacturer is a limited liability company duly organized and existing under the laws of the State of Delaware, (b) the Engine Manufacturer’s execution of this Agreement has been duly authorized and (c) this Agreement and the Engine Warranties constitute the legal, valid and binding obligation of the Engine Manufacturer, enforceable against the Engine Manufacturer in accordance with their respective terms subject to: (i) the limitations of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting the rights of creditors generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
5.1.2The Security Trustee hereby represents and warrants to the Engine Manufacturer that, as of the date hereof, (a) the Security Trustee is a corporation duly organized and existing under the laws of the State of Utah, (b) the Security Trustee’s execution of this Agreement has been duly authorized and (c) this Agreement is the legal, valid and binding obligation of the Security Trustee, enforceable against the Security Trustee in accordance with its terms subject to: (i) the limitations of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting the rights of creditors generally, and (ii) general

US-DOCS\119910947.2

[Engine Benefits Agreement A320neo and A321neo]
principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
5.1.3Frontier hereby represents and warrants to each of the Engine Manufacturer and the Security Trustee that, as of the date hereof, (a) Frontier is a corporation duly incorporated and existing under the laws of the State of Colorado, (b) Frontier’s execution of this Agreement has been duly authorized and (c) this Agreement is the legal, valid and binding obligation of Frontier, enforceable against Frontier in accordance with its terms subject to: (i) the limitations of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting the rights of creditors generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
5.2In consideration of the Introductory Assistance Credits and the Engine Warranties, Borrower and the Security Trustee each agrees that it shall not disassemble any of the Subject Engines for the purposes of selling parts of any such Subject Engine. If Borrower or the Security Trustee decides to sell, assign, transfer or otherwise dispose of any Subject Engines, Borrower or the Security Trustee, as applicable, shall ensure in any agreement with a third party (including a Permitted Transferee) for the sale, assignment, transfer or other disposal of any Subject Engine that such third party agrees not to disassemble such Subject Engine for the purpose of selling parts from such Subject Engine or for use in support of other Subject Engines and agrees that IAE is a third party beneficiary of such commitment by the third party.
5.3Frontier, Borrower, and the Security Trustee hereby confirm that:
5.3.1nothing in this Agreement, unless otherwise stated herein, shall modify in any way the contractual rights of IAE and Frontier with respect to the Engine Warranties or credits under the Engine Purchase Agreement or any other agreement executed between IAE and Frontier, or shall subject IAE to any obligation or liability with respect to the Engine Warranties or credits to which it would not otherwise be subject under the Engine Purchase Agreement or any other agreement executed between IAE and Frontier, or modify in any respect IAE’s contractual rights with respect to the Engine Warranties or credits thereunder, except pursuant to the terms of this Agreement;
5.3.2except as otherwise specifically stated herein or otherwise required by law, IAE shall incur no obligations, costs, expenses or liabilities whatsoever by reason of this Agreement, the Credit Agreement, or any of the transactions contemplated thereby; and

US-DOCS\119910947.2

[Engine Benefits Agreement A320neo and A321neo]
5.3.2Frontier shall indemnify and hold harmless IAE from and against any and all costs, expenses, losses and liabilities (including any taxes or duties of any kind) imposed on, incurred by or asserted against IAE in any way relating to or arising out of this Agreement and which costs, expenses, losses and liabilities would not have been incurred but for IAE entering into this Agreement, except to the extent such costs, expenses, losses and liabilities are the result of the negligence, willful misconduct or bad faith by IAE.
5.4Acknowledgment of Security Trustee. The Security Trustee hereby confirms to the Engine Manufacturer that in exercising any right it may have in this Agreement or the Engine Purchase Agreement with respect to the Engines, or in making any claim under the Engine Warranties or otherwise with respect to the Engines, the terms and conditions of this Agreement, the Engine Purchase Agreement and the Engine Warranties, including, without limitation, the terms and conditions contained therein, shall apply to and be binding upon the Security Trustee to the same extent as Frontier. The Engine Manufacturer hereby represents and warrants to the Security Trustee that the terms of the Engine Warranties provided herein are the same in all material respects to the warranties for the Subject Engines in the Engine Purchase Agreement.
6.    Assignment. Neither this Agreement, nor any of the rights, benefits, duties, or obligations set forth in this Agreement or any related agreement may be assigned in whole or in part without the prior written consent of each of the Parties, which consent shall not be unreasonably delayed or withheld, and any attempted assignment in contravention of this restriction shall be null and void, except that (i) IAE may, without recourse, assign its rights and/or delegate its obligations under this Agreement to any of its affiliates or to any subsidiary or affiliate of Raytheon Technologies Corporation, or in connection with the merger, consolidation, reorganization or voluntary sale or transfer of its assets and (ii) with respect to any of the Subject Aircraft, the Security Trustee shall be entitled to assign or transfer, in whole or in part, with prior written notice to IAE, its rights under this Agreement (and/or the Engine Warranties) to a Permitted Transferee.
7.    Confidentiality. This Agreement and its contents are confidential and, as such, shall not be disclosed by any party to this Agreement to any third party other than:
(a)with the prior written consent of the Engine Manufacturer;
(b)pursuant to any applicable law or in connection with any proceeding arising out of or in connection with the Security Agreement, provided however that the Security Trustee shall provide the Engine Manufacturer reasonable notice prior to disclosing this Agreement and allow the Engine Manufacturer the opportunity to seek protective orders;
(c)to any successor, permitted assign or permitted transferee of such party, provided they agree in writing to not disclose this agreement without the prior written consent of the Engine Manufacturer;

US-DOCS\119910947.2

[Engine Benefits Agreement A320neo and A321neo]
(d)to Citibank, N.A., provided that Citibank agrees in writing to not disclose this Agreement without the prior written consent of the Engine Manufacturer; or
(e)to the legal advisers of such party, provided they agree in writing to not disclose this agreement without the prior written consent of the Engine Manufacturer.
8.     Section References. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
9.    Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.
10.    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.
11.    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
12.     Submission to Jurisdiction.  Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each party hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. The parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
13.    Entire Agreement. This Agreement supersedes any previous arrangements between the parties in relation to the matters set forth herein.
[This space intentionally left blank.]

US-DOCS\119910947.2

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

FRONTIER AIRLINES, INC. By: /s/ Howard Diamond Name: Howard Diamond Title: General Counsel
INTERNATIONAL AERO ENGINES, LLC, as Engine Manufacturer By: /s/ Nicholas Tomassetti Name: Nicholas Tomassetti Title: Vice President, Americas Customer Business
BANK OF UTAH, as Security Trustee By: /s/ Kade Baird Name: Kade Baird Title: Assistant Vice President By: Name: Title:
VERTICAL HORIZONS, LTD. By: /s/ Evert Brunekreef Name: Evert Brunekreef Title: Director

US-DOCS\119910947.2

[Engine Benefits Agreement A320neo and A321neo]
Exhibit 1
Subject Aircraft

US-DOCS\119910947.2

[Engine Benefits Agreement A320neo and A321neo]
ATTACHMENT A

ENGINE WARRANTIES

US-DOCS\119910947.2

[Engine Benefits Agreement A320neo and A321neo]
ATTACHMENT B

[***]

[***]

- 12-

US-DOCS\119910947.2